UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

HELLENIC SOLUTIONS CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	000-52136	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5, Ichous Str. – Galatsi
111 46 Athens, Greece
(Address of principal executive offices)

30-210-223-4533
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 3, 2010, Mr. Rizos P. Krikis resigned from his position as our Chief Financial Officer.  Mr. Krikis was appointed as a member of our Board of Directors on June 15, 2010, and continues to serve as one of our directors.  Mr. Krikis’s resignation was not related to any disagreement or dispute with Hellenic Solutions Corporation (the “Company”).

Effective May 3, 2010, Ms. Sofia Douskali was appointed as our Chief Financial Officer to replace Mr. Krikis.

Prior to joining us, Ms. Douskali served as Director of Corporate Finance at a number of securities firms in Greece, including Cyclos Securities S.A. from October 2007 through August 2008, Beta Securities S.A. from October 2008 through March 2010 and Sarros Securities S.A. from March 2010 to the present, in each case assuming responsibility for company and project valuations, and for preparing companies for listing on the Athens Stock Exchange.  Prior thereto, from January through August 2007, Ms. Douskali served as an Executive Board Member and Head of Investments with Gefico Group Ltd.  From August 2003 through January 2007, Ms. Douskali was Fund Manager and Treasurer with MTH Investments in Liechtenstein.  Ms. Douskali also served as a Portfolio Manager for ASDOM Developers in Greece and as lecturer of Finance at European University, Greek Campus.  Ms. Douskali received her Bachelor of Science from New York University in 1986 in Economics and her MBA from Hartford University in 1988.  Ms. Douskali is also a Certified International Investment Analyst and Certified Derivatives Consultant.  Ms. Douskali is 46 years old.

In connection with Ms. Douskali’s appointment, she is entitled to a monthly base salary of €3,500 ($4,900) plus expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELLENIC SOLUTIONS CORPORATION

Date: December 7, 2010	By:	/s/ Stavros Ch. Mesazos
	Name:	Stavros Ch. Mesazos
	Title:	Chief Operating Officer, Executive Chairman of the Board of Directors